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                                                                 EXHIBIT (14)(f)

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that Michael P. Cogswell, a member of the Board of Directors of Merrill Lynch Life Insurance Company (the "Company"), whose signature appears below, constitutes and appoints Barry G. Skolnick and Edward W. Diffin, Jr., respectively, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all Registration Statements and Amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, under the Investment Company Act of 1940, where applicable, and the Securities Act of 1933, respectively, with the Securities Exchange Commission, for the purpose of registering any and all variable life and variable annuity separate accounts (collectively "Separate Accounts"), of the Company that may be established in connection with the issuance of any and all variable life and variable annuity contracts funded by such Separate Accounts, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done.

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Date: 8/24/01                                  /s/ MICHAEL P. COGSWELL
                                               ---------------------------------------------
                                               Michael P. Cogswell

State of New Jersey
County of Mercer
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     On the 24th day of August, 2001, before me came Michael P. Cogswell,
Director of Merrill Lynch Life Insurance Company, to me known to be said person and he signed the above Power of Attorney on behalf of Merrill Lynch Life Insurance Company.

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

                                               /s/ EILEEN FRIEDEBORN
[SEAL]                                         ---------------------------------------------
                                               Notary Public
                                               Eileen A. Friedeborn
                                               Notary Public, State of New Jersey
                                               My Commission Expires 1/5/2003
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